UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 19, 2005

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 19, 2005, representatives of Delta Air Lines, Inc. (“Delta”) held a meeting with a group of Delta pilots. That meeting included a presentation by Edward H. Bastian, Delta’s Executive Vice President and Chief Financial Officer, regarding Delta’s transformation plan. A copy of the materials regarding Delta’s transformation plan presented at this meeting is furnished as Exhibit 99.1 to this Form 8-K. The information furnished in this Form 8-K shall not be deemed to be incorporated by reference into any other filing of Delta with the Securities and Exchange Commission.

Statements in this Current Report on Form 8-K and the exhibits attached hereto that are not historical facts, including statements regarding Delta’s estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the actions and decisions of Delta’s creditors and other third parties with interests in Delta’s Chapter 11 proceedings; Delta’s ability to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; Delta’s ability to continue as a going concern; Delta’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; Delta’s ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for Delta to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; Delta’s ability to obtain and maintain normal terms with vendors and service providers; Delta’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on Delta’s liquidity or results of operations; Delta’s ability to maintain adequate liquidity to fund and execute its business plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the effect of a significant reserve or holdback under Delta’s credit card processing agreements; Delta’s ability to comply with financial covenants in its financing agreements; Delta’s debt and pension plan funding obligations; the cost of aircraft fuel; pilot early retirements; interruptions or disruptions in service at one of Delta’s hub airports; Delta’s increasing dependence on technology in its operations; labor issues; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry.  Additional information concerning some of the risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-Q, filed with the Commission on August 15, 2005. The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of Delta’s various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of Delta’s liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, Delta urges that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about Delta’s Chapter 11 filing on the Internet at delta.com/restructure. Court filings and claims information are available at deltadocket.com. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of October 19, 2005, and which Delta has no current intention to update.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit 99.1	Materials presented to Delta Air Lines, Inc. pilots on October 19, 2005 by Edward H. Bastian, Executive Vice President and Chief Financial Officer.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Leslie P. Klemperer
Date: October 19, 2005	Leslie P. Klemperer, Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Materials presented to Delta Air Lines, Inc. pilots on October 19, 2005 by Edward H. Bastian, Executive Vice President and Chief Financial Officer.